POWER OF ATTORNEY

Each of the undersigned directors of Provident Mutual Funds, Inc., hereby constitutes and appoints James R. Daley, Michael A. Schelble and J. Scott Harkness, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement of Provident Mutual Funds, Inc. on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body.  Each of the undersigned grants to each said attorney-in-fact and agent full power and authority to do and perform each and every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney, on one or more counterparts, as of this 13th day of December 2016.

/s/ John F. Hensler
John F. Hensler

/s/ Robert H. Manegold
Robert H. Manegold

/s/ Willard T. Walker
Willard T. Walker